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                                                     EXHIBIT 8.01(d)



                                                     May 17, 2001



Tudor Fund for Employees L.P.
1275 King Street
Greenwich, CT 06831

Re:  Post-Effective Amendment No. 3
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Ladies and Gentlemen:

     We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to Day, Berry & Howard LLP as special Connecticut tax counsel under the heading "STATE AND LOCAL INCOME TAX ASPECTS, Connecticut," in Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-52543) as filed with the Securities and Exchange Commission.

                                                  Very truly yours,



                                                  DAY, BERRY & HOWARD LLP

CHL/kpo